Exhibit 10.1

Execution Copy

AMENDMENT NO. 1 TO CREDIT AGREEMENT

AMENDMENT NO. 1, dated as of October 11, 2019 (this “Amendment”), by and among ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as the 2019 refinancing term lender (in such capacity, the “2019 Refinancing Term Lender”) and the Cashless Term Lenders (as defined below) party hereto, to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among the Borrower, Holdings, the Administrative Agent, Citicorp North America, Inc., as collateral agent, and each lender from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Term Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.18 of the Credit Agreement in order to refinance the Initial Term Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 1 Effective Date (as defined below) (the “Existing Term Loans”);

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower may incur Specified Refinancing Debt by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such Specified Refinancing Debt;

WHEREAS, the Borrower has requested that each of (i) the 2019 Refinancing Term Lender, (ii) the Lenders holding Existing Term Loans that have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Lender Consent”) indicating the Cashless Settlement Option (each, a “Cashless Term Lender”), and (iii) the Lenders holding Existing Term Loans that have executed and delivered a Lender Consent indicating the “Assignment Settlement Option” (each, an “Assignment Term Lender”) extend credit to the Borrower in the form of Term Loans in an aggregate principal amount of $646,085,647.21 (the “2019 Refinancing Term Loans”), the proceeds of which shall repay in full all of the Existing Term Loans;

WHEREAS, the 2019 Refinancing Term Lender has indicated its willingness to lend such 2019 Refinancing Term Loans in the aggregate amount specified in Section 1.1 of this Amendment on the terms and subject to the conditions herein;

WHEREAS, each Cashless Term Lender has agreed to make 2019 Refinancing Term Loans on the Amendment No. 1 Effective Date, in an aggregate amount equal to such Cashless Term Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Cashless Term Lender by the Administrative Agent), the proceeds of which shall be used to repay such Lender’s Existing Term Loans, and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, each Assignment Term Lender has indicated its willingness to accept an Assignment and Assumption of 2019 Refinancing Term Loans from the 2019 Refinancing Term Lender, in an aggregate amount equal to such Assignment Term Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Assignment Term Lender by the Administrative Agent), and has authorized the Administrative Agent to execute this Amendment on its behalf;

WHEREAS, the 2019 Refinancing Term Lender, each Cashless Term Lender and each Assignment Term Lender have agreed, subject to the terms and conditions set forth herein to amend the Credit Agreement as set forth in Article II below and have authorized the Administrative Agent to execute this Amendment on its behalf.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Provisions Relating to 2019 Refinancing Term Loans

Section 1.1.    2019 Refinancing Term Loans. Effective as of the Amendment No. 1 Effective Date and on the terms and subject to the conditions herein, each Cashless Term Lender hereby agrees to make 2019 Refinancing Term Loans up to the aggregate principal amount of such Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Cashless Term Lender by the Administrative Agent) on the Amendment No. 1 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment. Effective as of the Amendment No. 1 Effective Date and on the terms and subject to the conditions herein, the 2019 Refinancing Term Lender hereby agrees to make 2019 Refinancing Term Loans in an aggregate principal amount of $34,380,345.15 on the Amendment No. 1 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment. Effective as of the Amendment No. 1 Effective Date and on the terms and subject to the conditions herein, each Assignment Term Lender agrees to accept an Assignment and Assumption of 2019 Refinancing Term Loans from the 2019 Refinancing Term Lender, in an aggregate amount equal to such Assignment Term Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Assignment Term Lender by the Administrative Agent) on the Amendment No. 1 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment. The 2019 Refinancing Term Loans shall have the same terms as the Existing Terms Loans, except as set forth in and modified by this Amendment.

Section 1.2.    Use of Proceeds. The proceeds of the 2019 Refinancing Term Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the Existing Term Loans and (b) fees and expenses payable in connection with this Amendment. Upon the Amendment No. 1 Effective Date after giving effect to this Amendment, all Existing Term Loans shall be repaid in full and no longer outstanding.

Section 1.3.    Credit Agreement Governs. Effective as of the Amendment No. 1 Effective Date, the 2019 Refinancing Term Loans shall be “Term Loans” under the Amended Credit Agreement and shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Term Lenders and the other Secured Parties, of the Amended Credit Agreement and the other Loan Documents.

ARTICLE II

Amendments

Section 2.1.    Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article IV hereof, on the Amendment No. 1 Effective Date, the Credit Agreement is hereby amended as follows:

(a)    The following defined terms shall be added to Section 1.01 of the Credit Agreement in alphabetical order:

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of October 11, 2019.

“Amendment No. 1 Effective Date” means October 11, 2019, the date of effectiveness of Amendment No. 1.

“2019 Refinancing Term Loans” has the meaning ascribed to the term “2019 Refinancing Term Loans” in Amendment No. 1.

(b)    Clause (a) of the definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by deleting such clause and replacing it with the following:

“(a)    from and after the Amendment No. 1 Effective Date, with respect to the 2019 Refinancing Term Loans, 1.75% per annum for Eurocurrency Rate Loans and 0.75% per annum for Base Rate Loans”

(c)    The definition of “Loan Documents” in Section 1.01 of the Credit Agreement is hereby amended by replacing the word “and” that is immediately before “(ix)” with a comma and inserting the following at the end of the sentence: “and (x) Amendment No. 1”.

(d)    The definitions of “Adjusted Eurocurrency Rate”, “All-in Yield”, “Base Rate”, “Maturity Date”, “Permitted Liens” and “Repricing Event” in Section 1.01 of the Credit Agreement are hereby amended by replacing the references to “Initial Term Loans” therein with a reference to “2019 Refinancing Term Loans”.

(e)    The references to “Initial Term Loans” in Sections 2.05(a)(iii), 2.05(c), 2.07 (other than the column titled “Amount” in the table appearing therein), 2.14(f), 2.15(b) and 3.08(c) of the Credit Agreement are hereby replaced with a reference to “2019 Refinancing Term Loans”.

(f)    The reference to “Closing Date” in Section 2.05(a)(iii) and 3.08(c) of the Credit Agreement is hereby replaced with a reference to “Amendment No. 1 Effective Date”.

ARTICLE III

Representations and Warranties

In order to induce Lenders and the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent, Collateral Agent and the Lenders that:

Section 3.1.    Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under this Amendment and the consummation of the transactions contemplated hereby, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (e) is in compliance with all Laws; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i) (other than with respect to the Borrower), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.3.    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of this Amendment and the consummation of the transactions contemplated hereby, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02 of the Credit Agreement), (i) any Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority applicable to such Person or its property is subject, except to the extent that such breach, contravention or creation of Lien would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.5.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) with respect to the Loan Parties, filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.4.    Binding Effect. This Amendment has been duly executed and delivered by each Loan Party. Subject to the Legal Reservations, this Amendment constitutes, a legal, valid and binding obligation of each Loan Party party hereto, enforceable against each such Loan Party.

Section 3.5.    Existing Credit Agreement Representations and Warranties. All representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

Section 3.6.    Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 1 Effective Date immediately before (in the case of the Existing Credit Agreement) and immediately after (in the case of the Credit Agreement) giving effect to the provisions of this Amendment.

ARTICLE IV

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 1 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(a)    The Administrative Agent shall have received from (i) the 2019 Refinancing Term Lender, (ii) the Administrative Agent and (iii) each Loan Party, a counterpart of this Amendment duly executed on behalf of such party.

(b)    The Administrative Agent shall have received a duly executed Lender Consent from each Cashless Term Lender and each Assignment Term Lender.

(c)    The Administrative Agent shall have received (i) such customary resolutions or other action of each Loan Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) with respect to each Loan Party, such documents and certifications (including, without limitation, incumbency certificates, Organization Documents and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing and (iii) to the extent applicable in the relevant jurisdiction, bring down good standing certificates of each Loan Party dated as of a recent date.

(d)    Holdings, the Borrower and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Amendment No. 1 Effective Date by the Consenting Lenders as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership Regulation, in each case at least three (3) Business Days prior to the Amendment No. 1 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).

(e)    The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders holding Existing Loans all accrued and unpaid interest on such Existing Loans to, but not including, the Amendment No. 1 Effective Date.

(f)    All costs, fees, expenses (including without limitation legal fees and expenses), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Citigroup Global Markets Inc., as sole lead arranger in connection with the Amendment, and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least two Business Days prior to the Amendment No. 1 Effective Date).

(g)    After giving effect to this Amendment, (A) the representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement, Article III hereunder and each other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 1 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (B) no Default shall exist, or would result immediately after giving effect to the provisions of this Amendment. A Responsible Officer of the Borrower shall have delivered a certificate certifying as to the matters set forth in sub-clauses (A) and (B) of this clause (g).

(h)    The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(i)    The Administrative Agent shall have received a solvency certificate signed by the chief financial officer or similar officer, director or authorized signatory of Holdings substantially in the form of Exhibit H of the Credit Agreement.

(j)    The Administrative Agent shall have received a Committed Loan Notice with respect to the 2019 Refinancing Term Loans to be funded or deemed to be funded on the Amendment No. 1 Effective Date in accordance with the provisions of Section 2.02 of the Credit Agreement.

(k)    A Responsible Officer of the Borrower shall have delivered a certificate certifying that this Amendment and the 2019 Refinancing Term Loans comply with the conditions set forth in Section 2.18 of the Credit Agreement.

ARTICLE V

Lender Assignment and Assumption

Section 5.1.    Cashless Rollover of Existing Term Loans. Each Cashless Term Lender agrees that, upon the Amendment No. 1 Effective Date, all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term Loans shall be converted to 2019 Refinancing Term Loans under the Amended Credit Agreement, and such Existing Term Loans shall be deemed repaid in full on the Amendment No. 1 Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Cashless Term Lender and due and payable by the Borrower pursuant to this Amendment and the Credit Agreement.

Section 5.2.    Assignment of Existing Term Loans. The Existing Term Loans of each Assignment Term Lender shall be repaid in full on the Amendment No. 1 Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Lender and due and payable by the Borrower pursuant to this Amendment and the Credit Agreement. Each Assignment Term Lender agrees to purchase pursuant to an Assignment and Assumption in accordance with Section 10.7 of the Credit Agreement on or promptly after the Amendment No. 1 Effective Date and assume Term Loans from the 2019 Refinancing Term Lender in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Lender).

ARTICLE VI

Miscellaneous

Section 6.1.    Expenses. As and to the extent provided in Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent and the 2019 Refinancing Term Lender for its reasonable out-of-pocket expenses incurred by them in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent.

Section 6.2.    Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 1 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 1 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 1 Effective Date, the Credit Agreement as amended hereby.

Section 6.3.    Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 6.4.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.5.    Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 1 Effective Date, that its guarantee of the Obligations and its grant of Liens on and security interest in the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, remains in full force and effect on a continuous basis and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Each Loan Party agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the 2019 Refinancing Term Loans under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in the Guarantee and Collateral Agreement and the other Collateral Documents). Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens or security interests granted pursuant to any Loan Document, and such Liens and security interests continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens or security interests.

Section 6.6.    Tax Treatment. For U.S. federal and applicable state and local income tax purposes, immediately before and after giving effect to this Amendment, all of the 2019 Refinancing Term Loans shall be treated as one fungible tranche. Unless otherwise required by applicable law, none of the Loan Parties, the Administrative Agent or any Lender shall take any tax position inconsistent with the preceding sentence.

Section 6.7.    CUSIP. The 2019 Refinancing Term Loans will be considered a continuation of the Existing Term Loans only for the purpose of determining the CUSIP. The parties hereto consent that the Existing Term Loan CUSIP 01973KAE6 will automatically be applicable to the 2019 Refinancing Term Loan facility as of the Amendment No. 1 Effective Date.

[Signature Pages Follow]

ALLISON TRANSMISSION HOLDINGS, INC., as Holdings

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and Secretary

ALLISON TRANSMISSION, INC., as Borrower

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and Secretary

[Signature pages to Amendment No. 1]

CITIBANK, N.A., as Administrative Agent and 2019 Refinancing Term Lender

By:	/s/ Matthew Burke
Name:	Matthew Burke
Title:	Managing Director & Vice President

[Signature pages to Amendment No. 1]

Exhibit A

Lenders Consent to Amendment No. 1

This Lender Consent to Amendment No. 1 (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of March 29. 2019 (amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, the “Credit Agreement”), among Allison Transmission Holdings, Inc., a Delaware corporation, Allison Transmission, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Citibank, N.A., as Administrative Agent, and the other agents and arrangers parties thereto. Capitalized terms used but not defined in this Lender Consent have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

The undersigned hereby irrevocably and unconditionally agrees to approve the amendments to the Credit Agreement contained in the Amendment and to the following (check only ONE option):

Cashless Settlement Option

☐ to deem prepaid 100% of the outstanding principal amount of the Existing Term Loans held by such Lender (or such lesser amount allocated to such Lender by the Administrative Agent) with proceeds of a 2019 Refinancing Term Loan in a like principal amount.

Assignment Settlement Option

☐ to have 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment No. 1 Effective Date and to purchase by assignment 2019 Refinancing Term Loans in a like principal amount (or such lesser amount allocated to such Lender by the Administrative Agent).

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory as of the      of October, 2019.

(insert name of the legal entity above)

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Name of Fund Manager (if applicable):

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